CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 12, 2003 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 265 as of October 31, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                       Grant THORNTON LLP


Chicago, Illinois
February 23, 2004